SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     October 16, 2002




                              Hibernia Corporation
             (Exact name of registrant as specified in its charter




 Louisiana                       1-10294                       72-0724532
(State or other                (Commission                   (IRS Employer
jurisdiction of                File Number)                Identification No.)
incorporation)



313 Carondelet Street, New Orleans, Louisiana      70130
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code (504) 533-5333

Item 7(c).  Exhibits.

         The exhibit listed below is furnished pursuant to Item 9 hereof under Regulation FD as a part of this current report on Form 8-K.

Exhibit No.                Description

99.22                      News Release issued by the Registrant
                           on October 16, 2002


Item 9.  Regulation FD Disclosure.

         On October 16, 2002, Hibernia Corporation issued a news release dated October 16, 2002 which is attached as an exhibit hereto and incorporated by reference into this item 9.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HIBERNIA CORPORATION
                                          (Registrant)


Date: October 16, 2002                    By:  /s/ Cathy E. Chessin
                                          --------------------
                                          Cathy E. Chessin
                                          Senior Vice President, Secretary and
                                          Corporate Counsel



                                  EXHIBIT INDEX

Exhibit No.                    Description                          Page No.

99.22                     News Release Issued by the                   3
                          Registrant on October 16, 2002

                                                              EXHIBIT 99.22
FOR IMMEDIATE RELEASE
October 16, 2002

MEDIA INQUIRIES:                           INVESTOR INQUIRIES:
Steven Thorpe--Vice President,             Trisha Voltz--Senior Vice President
Corporate Communications                   and Manager, Investor Relations
Office: (504) 533-2753;                    Office: (504) 533-2180
Home: (504) 484-7632                       E-mail: tvoltz@hibernia.com
E-mail: sthorpe@hibernia.com



            Hibernia's Third-Quarter Net Income and Revenues Grow 10%


      NEW ORLEANS - Hibernia Corporation today reported net income of $63.2 million and $184.9 million for the third quarter and first nine months of 2002, respectively, up 10% and 14% from year-earlier periods. Earnings per common share (EPS) assuming dilution were $0.40 and $1.15 for the third quarter and first nine months of 2002, up 14% and 16%, respectively, from year-earlier periods.
      Excluding a $13.5 million non-cash provision for the temporary impairment of mortgage servicing rights, securities losses of $1.4 million and a $3.9 million prepayment fee on a commercial loan, net income would have been $70.3 million, and EPS and EPS assuming dilution would have been $0.44 for third-quarter 2002.
      Net income excluding amortization of goodwill in 2001 increased 5% and 8% for the third quarter and first nine months of 2002, respectively, compared to year-earlier periods.
      Revenues for the third quarter and first nine months of 2002 were $274.7 million and $803.3 million, respectively, up 10% and 8% from a year ago. Revenues for the third quarter and first nine months of 2002 grew 9% from year-ago periods, excluding the third-quarter 2002 commercial loan prepayment fee and a net gain of $10.4 million from the securitization of approximately $600 million of indirect auto loans in second-quarter 2001.
       "Our third-quarter operating results were solid," said Herb Boydstun, president and CEO. "Despite the uncertain economy, we achieved strong revenue growth from a year ago. Hibernia's Completely Free Checking program, launched in March, continues to exceed our expectations and contributed to a 20% increase in noninterest-bearing deposits from a year ago and 13% from the end of this year's second quarter."
       Low interest rates resulted in a dramatic increase in the speed of mortgage-loan prepayments in third-quarter 2002, which led Hibernia to increase its reserve for the temporary impairment of mortgage-servicing assets to $30.5 million in the third quarter. As noted in an Oct. 4 earnings guidance news release, the company elected not to sell a portion of its available-for-sale securities portfolio, which had unrealized gains of approximately $75 million at the end of the third quarter, to offset the temporary mortgage-impairment provision.

FINANCIAL PERFORMANCE DATA
THIRD QUARTER                            2002               2001             CHANGE
---------------------------------------- ------------------ ---------------- -------------
Net income                               $63.2 million      $57.2 million    +10%
---------------------------------------- ------------------ ---------------- -------------
EPS assuming dilution                    $0.40              $0.35            +14%
---------------------------------------- ------------------ ---------------- -------------
ROA                                      1.54%              1.39%            +15 bp
---------------------------------------- ------------------ ---------------- -------------
ROCE                                     15.51%             14.75%           +76 bp
---------------------------------------- ------------------ ---------------- -------------
Revenue                                  $274.7 million     $249.5 million   +10%
---------------------------------------- ------------------ ---------------- -------------
Net interest margin                      4.79%              4.37%            +42 bp
---------------------------------------- ------------------ ---------------- -------------
Reserve coverage of total loans          1.86%              1.60%            +26 bp
---------------------------------------- ------------------ ---------------- -------------

      "Should interest rates increase and prepayment speeds slow in the future, we may be able to reverse some of the temporary impairment reserve," said Boydstun. "In the meantime, it's important to remember what it means to be the No. 1 mortgage lender in Louisiana, a distinction Hibernia has held for the past six years." Through the first nine months, mortgage loan origination and servicing generated noninterest income of $26.2 million, up 24% from a year earlier. During the same time, gain on sale of mortgage loans totaled $15.6 million, up 27% from the year-earlier period.
      Positive sales momentum from the first half of 2002 continued in the third quarter. Service charges on deposits for the third quarter and first nine months of 2002 were $36.0 million and $101.7 million, respectively, up 26% and 20% from $28.7 million and $84.9 million in year-earlier periods.

Summary of financial performance
      Excluding securities transactions and after adjusting to exclude goodwill amortization in 2001, net income totaled $64.1 million and $192.3 million for the third quarter and first nine months of 2002, respectively, up 7% and 9% from $60.0 million and $177.2 million a year ago. On that same basis, EPS assuming dilution was $0.40 and $1.20, up 8% and 10% from year-ago periods.
      For the third quarter and first nine months of 2002, the company recognized securities losses of $1.4 million and $11.4 million, respectively, reflecting the permanent impairment of certain private equity investments.
      The net interest margin benefited from the low interest rate environment, as rates on interest-bearing liabilities continued to decline faster than earning-asset yields. The margin is also benefiting from Completely Free Checking, which helps to increase low-cost deposits as new accounts are opened by consumers and businesses. The net interest margin for third-quarter 2002 was 4.79%, compared to 4.37% a year earlier and 4.63% for this year's second quarter. Excluding the $3.9 million commercial loan prepayment fee noted earlier, the net interest margin for third-quarter 2002 was 4.68%.
      Net interest income for the third quarter and first nine months of 2002 grew to $182.2 million and $527.8 million, respectively, 10% and 7% higher than $165.6 million and $492.3 million in year-earlier periods.
      Noninterest income for the third quarter and first nine months of 2002 totaled $89.1 million and $257.9 million, respectively, up 9% and 10% from year-earlier periods. Excluding securities losses and adjusted for the second-quarter 2001 net indirect auto securitization gain, noninterest income was $90.5 million and $269.2 million for the third quarter and first nine months of 2002, an increase of 11% and 16% from year-earlier periods. Fees from Hibernia's insurance and brokerage businesses were up 28% and 19%, respectively, from third-quarter 2001.
      Noninterest income as a percentage of revenues, excluding securities transactions, was 33% and 34% for the third quarter and first nine months of 2002.

Asset quality
      Overall, asset quality in third-quarter 2002 continued to improve, and Hibernia compares favorably to its peer group.

o The provision for loan losses was $18.1 million for third-quarter 2002, down 21% from $23.0 million a year earlier and 9% from second-quarter 2002. For third-quarter 2002, provision expense matched net charge-offs.
o Nonperforming assets at Sept. 30, 2002, were $65.3 million, compared to $78.1 million a year earlier and $70.8 million at June 30, 2002.
o Nonperforming loans at the end of the third quarter were $58.9 million, compared to $69.8 million a year earlier and $63.4 million at June 30,2002.
o The nonperforming asset ratio at the end of third-quarter 2002 was 0.57%, compared to 0.69% a year earlier and 0.62% at June 30, 2002, and the nonperforming loan ratio was 0.52%, compared to 0.61% and 0.56%.
o Reserve coverage of nonperforming loans was 361% at Sept. 30, 2002, compared to 261% a year earlier and 335% at the end of second-quarter 2002. Reserve coverage of total loans at Sept. 30, 2002, was 1.86%, compared to 1.60% a year earlier and 1.87% at June 30, 2002.
o Net charge-off ratios for third-quarter 2002 compared to a year ago and second-quarter 2002 were: total ratio, 0.64%, compared to 0.69% and 0.46%; consumer, 0.60%, compared to 0.58% and 0.45%; small-business, 0.95%, compared to 0.70% and 0.89%; and commercial, 0.44%, compared to 0.88% and 0.12%.
o Shared national credits totaled $820.5 million at Sept. 30, 2002, compared to $939 million a year earlier and $806 million at June 30, 2002.
      "We are pleased to note that results of the recently announced shared national credit examination did not have a material impact on our required reserves or provision expense in the third quarter," said Boydstun. "Credit quality is holding up better than we expected at the beginning of the year. Based on our current assessment of asset-quality trends and economic conditions, we continue to project that loan-loss provision expense for full-year 2002 will be in the $75 million to $80 million range."

Additional results
      Deposits at the end of third-quarter 2002 were $13.1 billion, up slightly from $12.9 billion a year earlier, and loans were $11.4 billion, virtually unchanged from a year earlier.
      Noninterest expense was $157.3 million and $436.9 million for the third quarter and first nine months of 2002, respectively, up 17% and 10% from year-earlier periods, after adjusting to exclude goodwill amortization. On that same basis and excluding provisions for temporary impairment of mortgage-servicing rights, third-quarter 2002 noninterest expense was $143.8 million, up 11% from a year earlier. Advertising and promotional expense was up 67% in third-quarter 2002 primarily from campaigns promoting Completely Free Checking.
      Returns on assets and common equity for third-quarter 2002 improved to 1.54% and 15.51%, respectively, from 1.39% and 14.75% a year earlier.
      Hibernia is focused on maintaining its strong capital position. At Sept. 30, 2002, the leverage ratio was 8.50%, compared to 8.37% a year earlier and at June 30, 2002. As of Sept. 30, the company had repurchased nearly all of the 3.5 million shares of its common stock authorized under a stock buyback plan announced in April. In third-quarter 2002, the company repurchased approximately
1.3 million shares under that plan. In early October, Hibernia announced that the board of directors has authorized the repurchase of up to 3.5 million additional shares of its common stock through October 2003.

Texas expansion
       Hibernia is moving forward with its planned expansion into large, high-growth Texas suburbs. The company is currently in negotiations to purchase sites for its first four Community Banking locations - all in north Dallas.
      Early in the fourth quarter, the company signed a lease for office space in a North Dallas office building where a commercial financial center will be located.
      "As we recruit people for positions in our Community Banking locations and the commercial financial center, we'll be looking for experienced local professionals with a strong focus on serving, selling and caring," said Boydstun.
      A live listen-only audio Webcast of management's conference call with analysts and the media will be available beginning at 1 p.m. CT today on the company's Internet site (www.hibernia.com). The conference also will be available in archived format at the same address until Oct. 31.
      Hibernia, a Forbes 500 company, has $16.6 billion in assets and 260 locations in 34 Louisiana parishes and 16 Texas and two Mississippi counties. Hibernia Corporation's common stock (HIB) is listed on the New York Stock Exchange.


--------------------------------------------------------------------------------
Statements in this report that are not historical facts should be considered forward-looking statements with respect to Hibernia. Forward-looking statements of this type speak only as of the date of this report. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, unforeseen local, regional, national or global events, economic conditions, asset quality, interest rates, prepayment speeds, loan demand, monetary policy, changes in laws and regulations, the level of success of the company's asset/liability management strategies as well as its marketing, product development, sales and other strategies, and changes in the assumptions used in making the forward-looking statements could cause actual results to differ materially from those contemplated by the forward-looking statements. Hibernia undertakes no obligation to update or revise forward-looking statements to reflect subsequent circumstances, events or information or for any other reason.
--------------------------------------------------------------------------------

FINANCIAL INFORMATION
(Unaudited)
SUMMARY OF OPERATIONS                                                                    THREE MONTHS ENDED
($ in thousands, except per-share data)
                                                                    September 30    September 30               June 30
                                                                       2002            2001         CHANGE      2002         CHANGE
                                                                    ------------    ------------   --------  ------------   --------

  Interest income                                                      $252,682        $283,424      (11)%      $247,494        2 %
  Interest expense                                                       70,517         117,803      (40)         72,763       (3)
                                                                    ------------    ------------             ------------
      Net interest income                                               182,165         165,621       10         174,731        4
  Provision for loan losses                                              18,125          23,000      (21)         20,000       (9)
                                                                    ------------    ------------             ------------
      Net interest income after provision                               164,040         142,621       15         154,731        6
                                                                    ------------    ------------             ------------
  Noninterest income:
      Service charges on deposits                                        35,998          28,666       26          34,051        6
      Mortgage loan origination and servicing fees                        9,288           7,568       23           8,689        7
      Retail investment fees                                              8,028           6,758       19           8,171       (2)
      Trust fees                                                          6,027           6,402       (6)          6,331       (5)
      Investment banking                                                  2,965           2,692       10           5,763      (49)
      Insurance                                                           4,289           3,362       28           3,929        9
      Other service, collection and exchange charges                     15,026          13,527       11          15,066        -
      Gain on sales of mortgage loans                                     3,498           6,602      (47)          3,886      (10)
      Other operating income                                              5,407           5,964       (9)          4,670       16
      Securities gains (losses), net                                     (1,399)             23      N/M          (6,563)      79
                                                                    ------------    ------------             ------------
            Noninterest income                                           89,127          81,564        9          83,993        6
                                                                    ------------    ------------             ------------
  Noninterest expense:
      Salaries and employee benefits                                     72,607          68,337        6          73,501       (1)
      Occupancy and equipment                                            17,053          17,148       (1)         16,974        -
      Data processing                                                     8,459           7,855        8           8,476        -
      Amortization of goodwill                                                -           3,172     (100)              -        -
      Amortization of other intangibles                                  22,980           9,994      130           8,732      163
      Advertising and promotional expense                                 6,035           3,613       67           5,078       19
      Stationery and supplies, postage and telecommunications             6,382           6,429       (1)          6,226        3
      Other operating expense                                            23,823          20,869       14          23,677        1
                                                                    ------------    ------------             ------------
            Noninterest expense                                         157,339         137,417       14         142,664       10
                                                                    ------------    ------------             ------------
  Income before income taxes                                             95,828          86,768       10          96,060        -
  Income tax expense                                                     32,672          29,596       10          33,525       (3)
                                                                    ------------    ------------             ------------
  Net income                                                            $63,156         $57,172       10 %       $62,535        1 %
                                                                    ============    ============             ============
  Net income applicable to common shareholders                          $63,156         $55,672       13 %       $62,535        1 %
                                                                    ============    ============             ============
  Adjusted net income(1)                                                $63,156         $60,054        5 %       $62,535        1 %
                                                                    ============    ============             ============
  Adjusted net income applicable to common shareholders(1)              $63,156         $58,554        8 %       $62,535        1 %
                                                                    ============    ============             ============

  Net income per common share                                             $0.40           $0.36       11 %         $0.40        - %
  Net income per common share - assuming dilution                         $0.40           $0.35       14 %         $0.39        3 %
  Return on average assets                                                 1.54 %          1.39 %     15 bp         1.52 %      2 bp
  Return on average common equity                                         15.51 %         14.75 %     76 bp        15.61 %    (10)bp

Adjusted financial data(1):
    Net income per common share                                           $0.40           $0.37        8 %         $0.40        - %
    Net income per common share - assuming dilution                       $0.40           $0.37        8 %         $0.39        3 %

(1) Excludes amortization of goodwill


FINANCIAL INFORMATION
(Unaudited)
SUMMARY OF OPERATIONS                                                         NINE MONTHS ENDED
($ in thousands, except per-share data)
                                                                    September 30    September 30
                                                                       2002            2001         CHANGE
                                                                    ------------    ------------   --------

  Interest income                                                      $746,415        $897,231      (17)%
  Interest expense                                                      218,601         404,962      (46)
                                                                    ------------    ------------
      Net interest income                                               527,814         492,269        7
  Provision for loan losses                                              65,625          68,000       (3)
                                                                    ------------    ------------
      Net interest income after provision                               462,189         424,269        9
                                                                    ------------    ------------

  Noninterest income:
      Service charges on deposits                                       101,713          84,885       20
      Mortgage loan origination and servicing fees                       26,163          21,087       24
      Retail investment fees                                             24,288          20,459       19
      Trust fees                                                         18,701          19,779       (5)
      Investment banking                                                 11,724           9,995       17
      Insurance                                                          12,277          10,362       18
      Other service, collection and exchange charges                     44,065          37,823       17
      Gain on sales of mortgage loans                                    15,598          12,270       27
      Other operating income                                             14,715          26,315      (44)
      Securities gains (losses), net                                    (11,370)         (9,345)     (22)
                                                                    ------------    ------------
            Noninterest income                                          257,874         233,630       10
                                                                    ------------    ------------
  Noninterest expense:
      Salaries and employee benefits                                    216,666         207,733        4
      Occupancy and equipment                                            51,071          51,592       (1)
      Data processing                                                    25,315          23,673        7
      Amortization of goodwill                                                -           9,566     (100)
      Amortization of other intangibles                                  38,451          19,669       95
      Advertising and promotional expense                                16,434          12,328       33
      Stationery and supplies, postage and telecommunications            18,854          19,440       (3)
      Other operating expense                                            70,111          63,099       11
                                                                    ------------    ------------
            Noninterest expense                                         436,902         407,100        7
                                                                    ------------    ------------
  Income before income taxes                                            283,161         250,799       13
  Income tax expense                                                     98,234          88,392       11
                                                                    ------------    ------------
  Net income                                                           $184,927        $162,407       14 %
                                                                    ============    ============
  Net income applicable to common shareholders                         $184,927        $157,907       17 %
                                                                    ============    ============
  Adjusted net income(1)                                               $184,927        $171,104        8 %
                                                                    ============    ============
  Adjusted net income applicable to common shareholders(1)             $184,927        $166,604       11 %
                                                                    ============    ============

  Net income per common share                                             $1.18           $1.01       17 %
  Net income per common share - assuming dilution                         $1.15           $0.99       16 %
  Return on average assets                                                 1.50 %          1.31 %     19 bp
  Return on average common equity                                         15.35 %         14.39 %     96 bp

Adjusted financial data(1):
    Net income per common share                                           $1.18           $1.07       10 %
    Net income per common share - assuming dilution                       $1.15           $1.05       10 %

(1) Excludes amortization of goodwill

FINANCIAL INFORMATION (Cont.)
(Unaudited)
SUMMARY OF OPERATIONS                                                                 QUARTER ENDED
($ in thousands, except per-share data)
                                                          September 30     June 30        March 31      December 31    September 30
                                                             2002           2002           2002           2001            2001
                                                           -----------    -----------    -----------    -----------     -----------

  Interest income                                            $252,682       $247,494       $246,239       $262,169        $283,424
  Interest expense                                             70,517         72,763         75,321         89,767         117,803
                                                           -----------    -----------    -----------    -----------     -----------
      Net interest income                                     182,165        174,731        170,918        172,402         165,621
  Provision for loan losses                                    18,125         20,000         27,500         29,250          23,000
                                                           -----------    -----------    -----------    -----------     -----------
      Net interest income after provision                     164,040        154,731        143,418        143,152         142,621
                                                           -----------    -----------    -----------    -----------     -----------
  Noninterest income:
      Service charges on deposits                              35,998         34,051         31,664         32,380          28,666
      Mortgage loan origination and servicing fees              9,288          8,689          8,186          8,279           7,568
      Retail investment fees                                    8,028          8,171          8,089          7,494           6,758
      Trust fees                                                6,027          6,331          6,343          6,072           6,402
      Investment banking                                        2,965          5,763          2,996          3,360           2,692
      Insurance                                                 4,289          3,929          4,059          2,976           3,362
      Other service, collection and exchange charges           15,026         15,066         13,973         13,474          13,527
      Gain on sales of mortgage loans                           3,498          3,886          8,214          8,803           6,602
      Other operating income                                    5,407          4,670          4,638          3,726           5,964
      Securities gains (losses), net                           (1,399)        (6,563)        (3,408)           424              23
                                                           -----------    -----------    -----------    -----------     -----------
            Noninterest income                                 89,127         83,993         84,754         86,988          81,564
                                                           -----------    -----------    -----------    -----------     -----------
  Noninterest expense:
      Salaries and employee benefits                           72,607         73,501         70,558         69,775          68,337
      Occupancy and equipment                                  17,053         16,974         17,044         17,511          17,148
      Data processing                                           8,459          8,476          8,380          7,754           7,855
      Amortization of goodwill                                      -              -              -          3,102           3,172
      Amortization of other intangibles                        22,980          8,732          6,739         14,267           9,994
      Advertising and promotional expense                       6,035          5,078          5,321          3,549           3,613
      Stationery and supplies, postage and telecommunications   6,382          6,226          6,246          5,818           6,429
      Other operating expense                                  23,823         23,677         22,611         21,913          20,869
                                                           -----------    -----------    -----------    -----------     -----------
            Noninterest expense                               157,339        142,664        136,899        143,689         137,417
                                                           -----------    -----------    -----------    -----------     -----------
  Income before income taxes                                   95,828         96,060         91,273         86,451          86,768
  Income tax expense                                           32,672         33,525         32,037         30,060          29,596
                                                           -----------    -----------    -----------    -----------     -----------
  Net income                                                  $63,156        $62,535        $59,236        $56,391         $57,172
                                                           ===========    ===========    ===========    ===========     ===========
  Net income applicable to common shareholders                $63,156        $62,535        $59,236        $56,391         $55,672
                                                           ===========    ===========    ===========    ===========     ===========
  Adjusted net income (1)                                     $63,156        $62,535        $59,236        $59,203         $60,054
                                                           ===========    ===========    ===========    ===========     ===========
  Adjusted net income applicable to common shareholders(1)    $63,156        $62,535        $59,236        $59,203         $58,554
                                                           ===========    ===========    ===========    ===========     ===========

  Net income per common share                                   $0.40          $0.40          $0.38          $0.36           $0.36
  Net income per common share - assuming dilution               $0.40          $0.39          $0.37          $0.35           $0.35
  Return on average assets                                       1.54 %         1.52 %         1.45 %         1.38 %          1.39 %
  Return on average common equity                               15.51 %        15.61 %        14.94 %        14.51 %         14.75 %

Adjusted financial data(1):
    Net income per common share                                 $0.40          $0.40          $0.38          $0.38           $0.37
    Net income per common share - assuming dilution             $0.40          $0.39          $0.37          $0.37           $0.37

(1) Excludes amortization of goodwill

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES                                                   THREE MONTHS ENDED
($ in millions)
                                                    September 30        September 30         CHANGE
                                                        2002                2001
                                                    -------------       -------------       --------

  Assets
    Cash and due from banks                               $525.2              $505.0             4 %
    Short-term investments                                 180.8               494.8           (63)
    Securities                                           3,373.6             3,190.2             6
    Mortgage loans held for sale                           380.4               305.8            24
    Loans                                               11,379.3            11,329.0             -
        Reserve for loan losses                           (211.8)             (181.2)           17
                                                    -------------       -------------
             Loans, net                                 11,167.5            11,147.8             -
    Other assets                                           827.2               787.0             5
                                                    -------------       -------------
        Total assets                                   $16,454.7           $16,430.6             - %
                                                    =============       =============

  Liabilities
    Noninterest-bearing deposits                        $2,474.2            $2,232.0            11 %
    Interest-bearing deposits                           10,334.3            10,560.9            (2)
                                                    -------------       -------------
        Total deposits                                  12,808.5            12,792.9             -
    Short-term borrowings                                  622.8               674.4            (8)
    Other liabilities                                      353.6               223.3            58
    Federal Home Loan Bank advances                      1,040.7             1,143.3            (9)
                                                    -------------       -------------
        Total liabilities                               14,825.6            14,833.9             -

  Shareholders' equity                                   1,629.1             1,596.7             2
                                                    -------------       -------------
        Total liabilities and shareholders' equity     $16,454.7           $16,430.6             - %
                                                    =============       =============


FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES                                                    NINE MONTHS ENDED
($ in millions)
                                                    September 30       September 30          CHANGE
                                                        2002                2001
                                                    -------------      -------------        --------

  Assets
    Cash and due from banks                               $533.9              $506.6             5 %
    Short-term investments                                 263.3               264.9            (1)
    Securities                                           3,428.5             3,157.5             9
    Mortgage loans held for sale                           353.3               258.8            37
    Loans                                               11,234.9            11,747.2            (4)
        Reserve for loan losses                           (207.5)             (180.2)           15
                                                     -------------      -------------
             Loans, net                                 11,027.4            11,567.0            (5)
    Other assets                                           812.5               772.7             5
                                                     -------------      -------------
        Total assets                                   $16,418.9           $16,527.5            (1)%
                                                     =============      =============

  Liabilities
    Noninterest-bearing deposits                        $2,416.2            $2,164.3            12 %
    Interest-bearing deposits                           10,366.8            10,422.5            (1)
                                                     -------------       -------------
        Total deposits                                  12,783.0            12,586.8             2
    Short-term borrowings                                  648.4             1,033.0           (37)
    Other liabilities                                      339.3               219.6            55
    Federal Home Loan Bank advances                      1,042.1             1,137.6            (8)
                                                     -------------      -------------
        Total liabilities                               14,812.8            14,977.0            (1)

  Shareholders' equity                                   1,606.1             1,550.5             4
                                                     -------------      -------------
        Total liabilities and shareholders' equity     $16,418.9           $16,527.5            (1)%
                                                     =============      =============

FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES
($ in millions)
                                                      September 30       September 30                          June 30
                                                           2002               2001         CHANGE               2002         CHANGE
                                                     -------------      -------------     --------        -------------     --------

  Assets
    Cash and due from banks                                $683.7             $483.7         41 %               $543.7          26 %
    Short-term investments                                  101.0              381.2        (74)                 116.6         (13)
    Securities                                            3,351.0            3,466.0         (3)               3,280.3           2
    Mortgage loans held for sale                            470.4              305.7         54                  381.5          23
    Loans:
        Commercial                                        2,803.1            2,920.6         (4)               2,849.4          (2)
        Small business                                    2,541.8            2,511.3          1                2,502.8           2
        Consumer                                          6,073.5            5,928.9          2                5,993.3           1
                                                     -------------      -------------                     -------------
            Total loans                                  11,418.4           11,360.8          1               11,345.5           1
        Reserve for loan losses                            (212.3)            (182.2)        17                 (212.3)          -
                                                     -------------      -------------                     -------------
             Loans, net                                  11,206.1           11,178.6          -               11,133.2           1
    Other assets                                            821.0              800.1          3                  830.4          (1)
                                                     -------------      -------------                     -------------
        Total assets                                    $16,633.2          $16,615.3          - %            $16,285.7           2 %
                                                     =============      =============                     =============

  Liabilities
    Noninterest-bearing deposits                         $2,719.4           $2,268.7         20 %             $2,401.2          13 %
    Interest-bearing deposits                            10,352.7           10,660.3         (3)              10,380.3           -
                                                     -------------      -------------                     -------------
        Total deposits                                   13,072.1           12,929.0          1               12,781.5           2
    Short-term borrowings                                   562.7              722.1        (22)                 628.3         (10)
    Other liabilities                                       348.2              202.3         72                  218.9          59
    Federal Home Loan Bank advances                       1,002.4            1,143.2        (12)               1,042.6          (4)
                                                     -------------      -------------                     -------------
        Total liabilities                                14,985.4           14,996.6          -               14,671.3           2
                                                     -------------      -------------                     -------------
  Shareholders' equity
    Preferred stock                                             -               87.0       (100)                     -           -
    Common stock                                            319.1              311.6          2                  318.2           -
    Surplus                                                 487.6              442.7         10                  481.4           1
    Retained earnings                                       969.1              815.8         19                  927.8           4
    Treasury stock                                         (128.5)             (35.9)       258                 (104.1)         23
    Accumulated other comprehensive
           income                                            27.0               28.4         (5)                  17.6          53
    Unearned compensation                                   (26.5)             (30.9)       (14)                 (26.5)          -
                                                     -------------      -------------                     -------------
        Total shareholders' equity                        1,647.8            1,618.7          2                1,614.4           2
                                                     -------------      -------------                     -------------
        Total liabilities and shareholders' equity      $16,633.2          $16,615.3          - %            $16,285.7           2 %
                                                     =============      =============                     =============

FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES
($ in millions)
                                                     September 30        June 30         March 31       December 31     September 30
                                                         2002              2002            2002             2001            2001
                                                     ------------     ------------    ------------     ------------     ------------

  Assets
    Cash and due from banks                               $683.7           $543.7          $424.2           $670.4           $483.7
    Short-term investments                                 101.0            116.6           517.8             46.4            381.2
    Securities                                           3,351.0          3,280.3         3,405.1          3,491.2          3,466.0
    Mortgage loans held for sale                           470.4            381.5           347.7            566.9            305.7
    Loans:
        Commercial                                       2,803.1          2,849.4         2,805.5          2,962.4          2,920.6
        Small business                                   2,541.8          2,502.8         2,458.8          2,490.8          2,511.3
        Consumer                                         6,073.5          5,993.3         5,816.0          5,787.8          5,928.9
                                                     ------------     ------------    ------------     ------------     ------------
            Total loans                                 11,418.4         11,345.5        11,080.3         11,241.0         11,360.8
        Reserve for loan losses                           (212.3)          (212.3)         (205.2)          (195.8)          (182.2)
                                                     ------------     ------------    ------------     ------------     ------------
             Loans, net                                 11,206.1         11,133.2        10,875.1         11,045.2         11,178.6
    Other assets                                           821.0            830.4           803.3            798.1            800.1
                                                     ------------     ------------    ------------     ------------     ------------
        Total assets                                   $16,633.2        $16,285.7       $16,373.2        $16,618.2        $16,615.3
                                                     ============     ============    ============     ============     ============

  Liabilities
    Noninterest-bearing deposits                        $2,719.4         $2,401.2        $2,326.6         $2,484.8         $2,268.7
    Interest-bearing deposits                           10,352.7         10,380.3        10,445.4         10,468.3         10,660.3
                                                     ------------     ------------    ------------     ------------     ------------
        Total deposits                                  13,072.1         12,781.5        12,772.0         12,953.1         12,929.0
    Short-term borrowings                                  562.7            628.3           665.1            752.7            722.1
    Other liabilities                                      348.2            218.9           307.9            309.6            202.3
    Federal Home Loan Bank advances                      1,002.4          1,042.6         1,042.8          1,043.0          1,143.2
                                                     ------------     ------------    ------------     ------------     ------------
        Total liabilities                               14,985.4         14,671.3        14,787.8         15,058.4         14,996.6
                                                     ------------     ------------    ------------     ------------     ------------
  Shareholders' equity
    Preferred stock                                            -                -               -                -             87.0
    Common stock                                           319.1            318.2           315.9            311.7            311.6
    Surplus                                                487.6            481.4           468.6            446.9            442.7
    Retained earnings                                      969.1            927.8           887.5            850.3            815.8
    Treasury stock                                        (128.5)          (104.1)          (60.1)           (35.9)           (35.9)
    Accumulated other comprehensive
           income                                           27.0             17.6               -             13.3             28.4
    Unearned compensation                                  (26.5)           (26.5)          (26.5)           (26.5)           (30.9)
                                                     ------------     ------------    ------------     ------------     ------------
        Total shareholders' equity                       1,647.8          1,614.4         1,585.4          1,559.8          1,618.7
                                                     ------------     ------------    ------------     ------------     ------------
        Total liabilities and shareholders' equity     $16,633.2        $16,285.7       $16,373.2        $16,618.2        $16,615.3
                                                     ============     ============    ============     ============     ============

FINANCIAL INFORMATION (Cont.)
(Unaudited)
SELECTED FINANCIAL DATA
                                                            3Q 2002        2Q 2002         1Q 2002        4Q 2001        3Q 2001
                                                           ---------      ---------       ---------      ---------      ---------

    Net income per common share                               $0.40          $0.40           $0.38          $0.36          $0.36
    Net income per common share - assuming dilution           $0.40          $0.39           $0.37          $0.35          $0.35
    Adjusted financial data(1)
        Net income per common share                           $0.40          $0.40           $0.38          $0.38          $0.37
        Net income per common share - assuming dilution       $0.40          $0.39           $0.37          $0.37          $0.37
    Return on average assets                                   1.54 %         1.52 %          1.45 %         1.38 %         1.39 %
    Return on average common equity                           15.51 %        15.61 %         14.94 %        14.51 %        14.75 %
    Return on average total equity                            15.51 %        15.61 %         14.94 %        14.51 %        14.32 %
    Net interest margin--taxable equivalent                    4.79 %         4.63 %          4.59 %         4.58 %         4.37 %
    Efficiency ratio                                          57.28 %        53.36 %         52.40 %        55.00 %        55.07 %
    Adjusted efficiency ratio(1)                              57.28 %        53.36 %         52.40 %        53.81 %        53.80 %
    Common shares outstanding (000s)                        158,123        158,915         159,895        159,067        159,030
    Average common shares outstanding (000s)(2)             156,337        157,548         157,610        156,859        156,600
    Average common shares outstanding (000s)
          - assuming dilution(2)                            159,208        160,570         160,989        159,494        159,883
    Book value per common share                              $10.56         $10.29          $10.04          $9.94          $9.78
    Average equity as a % of average assets                    9.90 %         9.76 %          9.68 %         9.52 %         9.72 %
    Leverage ratio                                             8.50 %         8.37 %          8.34 %         8.14 %         8.37 %

CREDIT QUALITY DATA
($ in thousands)
    Nonperforming loans                                     $58,884        $63,408         $72,142        $70,888        $69,846
    Foreclosed assets                                         5,470          6,406           5,921          5,782          7,217
    Excess bank-owned property                                  978            978           1,450          1,482          1,076
                                                          ----------      ---------       ---------      ---------      ---------
        Total nonperforming assets                          $65,332        $70,792         $79,513        $78,152        $78,139
                                                          ==========      =========       =========      =========      =========
    Loans 90 days or more past due                           $9,124         $7,303          $7,456         $8,037         $6,941
    Provision for loan losses                               $18,125        $20,000         $27,500        $29,250        $23,000
    Net charge-offs                                         $18,125        $12,894         $18,029        $15,687        $19,415
    Reserve for loan losses                                $212,343       $212,343        $205,237       $195,766       $182,203
    Net charge-offs as a % of average loans                    0.64 %         0.46 %          0.65 %         0.56 %         0.69 %
    Reserves as a % of total loans                             1.86 %         1.87 %          1.85 %         1.74 %         1.60 %
    Reserves as a % of nonperforming loans                   360.61 %       334.88 %        284.49 %       276.16 %       260.86 %
    Nonperforming loan ratio                                   0.52 %         0.56 %          0.65 %         0.63 %         0.61 %
    Nonperforming asset ratio                                  0.57 %         0.62 %          0.72 %         0.69 %         0.69 %

(1)    Excluding amortization of goodwill
(2)    net of uncommitted ESOP shares

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST
AND RATES
(Average balances $ in millions,
taxable-equivalent interest $ in thousands)                                               QUARTER ENDED

                                                                September 30, 2002                        June 30, 2002
                                                           Average                                  Average
                                                           Balance     Interest    Rate             Balance    Interest    Rate
                                                       ----------------------------------       ---------------------------------

Assets
   Interest-earning assets:
       Loans                                             $11,379.3     $202,890    7.08 %         $11,189.1    $196,944    7.06 %
       Securities                                          3,373.6       44,791    5.31             3,434.9      45,003    5.24
       Short-term investments                                180.8        1,205    2.65               345.9       2,069    2.40
       Mortgage loans held for sale                          380.4        5,783    6.08               333.4       5,546    6.65
                                                        -----------  -----------                 -----------  ----------
           Total interest-earning assets                  15,314.1     $254,669    6.61 %          15,303.3    $249,562    6.54 %
                                                                     -----------                              ----------
   Reserve for loan losses                                  (211.8)                                  (211.2)
   Noninterest-earning assets                              1,352.4                                  1,331.3
                                                        -----------                              -----------
           Total assets                                  $16,454.7                                $16,423.4
                                                        ===========                              ===========

Liabilities and shareholders' equity
Interest-bearing liabilities:
       NOW/Money market/Savings accounts                  $5,417.9      $16,136    1.18 %          $5,490.5     $16,409    1.20 %
       Other consumer time deposits                        2,542.0       23,120    3.61             2,557.2      24,653    3.87
       Public fund certificates of deposit
          of $100,000 or more                                903.2        5,366    2.36               955.8       5,730    2.40
       Certificates of deposit of $100,000 or more           906.8        8,106    3.55               872.4       8,236    3.79
       Foreign time deposits                                 564.4        2,184    1.53               541.0       2,068    1.53
                                                        -----------  -----------                 -----------  ----------
           Total interest-bearing deposits                10,334.3       54,912    2.11            10,416.9      57,096    2.20
       Short-term borrowings                                 622.8        2,294    1.46               641.8       2,371    1.48
       Federal Home Loan Bank advances                     1,040.7       13,311    5.07             1,042.7      13,296    5.11
                                                        -----------  -----------                 -----------  ----------
           Total interest-bearing liabilities             11,997.8      $70,517    2.33 %          12,101.4     $72,763    2.41 %
                                                        -----------  -----------                 -----------  ----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                        2,474.2                                  2,417.7
       Other liabilities                                     353.6                                    301.6
                                                        -----------                              -----------
           Total noninterest-bearing liabilities           2,827.8                                  2,719.3
                                                        -----------                              -----------
   Total shareholders' equity                              1,629.1                                  1,602.7
                                                        -----------                              -----------
           Total liabilities and shareholders' equity    $16,454.7                                $16,423.4
                                                        ===========                              ===========
Net interest income/margin                                             $184,152    4.79 %                      $176,799    4.63 %
                                                                     ===========                              ==========

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST
AND RATES
(Average balances $ in millions,
taxable-equivalent interest $ in thousands)                       QUARTER ENDED

                                                                September 30, 2001
                                                           Average
                                                           Balance     Interest    Rate
                                                        ---------------------------------

Assets
   Interest-earning assets:
       Loans                                             $11,329.0     $227,745    7.98 %
       Securities                                          3,190.2       48,358    6.06
       Short-term investments                                494.8        4,554    3.65
       Mortgage loans held for sale                          305.8        5,117    6.70
                                                        -----------   ----------
           Total interest-earning assets                  15,319.8     $285,774    7.42 %
                                                                      ----------
   Reserve for loan losses                                  (181.2)
   Noninterest-earning assets                              1,292.0
                                                        -----------
           Total assets                                  $16,430.6
                                                        ===========

Liabilities and shareholders' equity
Interest-bearing liabilities:
       NOW/Money market/Savings accounts                  $5,305.1      $33,751    2.52 %
       Other consumer time deposits                        2,742.1       35,072    5.07
       Public fund certificates of deposit
          of $100,000 or more                                827.0        8,664    4.16
       Certificates of deposit of $100,000 or more         1,078.5       15,095    5.55
       Foreign time deposits                                 608.2        4,909    3.20
                                                        -----------   ----------
           Total interest-bearing deposits                10,560.9       97,491    3.66
       Short-term borrowings                                 674.4        5,520    3.25
       Federal Home Loan Bank advances                     1,143.3       14,792    5.13
                                                        -----------   ----------
           Total interest-bearing liabilities             12,378.6     $117,803    3.78 %
                                                        -----------   ----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                        2,232.0
       Other liabilities                                     223.3
                                                        -----------
           Total noninterest-bearing liabilities           2,455.3
                                                        -----------
   Total shareholders' equity                              1,596.7
                                                        -----------
           Total liabilities and shareholders' equity    $16,430.6
                                                        ===========
Net interest income/margin                                             $167,971    4.37 %
                                                                      ==========

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST
AND RATES
(Average balances $ in millions,
taxable-equivalent interest $ in thousands)                                              NINE MONTHS ENDED
                                                                September 30, 2002                        September 30, 2001
                                                       ------------------------------------      -----------------------------------
                                                           Average                                   Average
                                                           Balance      Interest     Rate            Balance     Interest    Rate
                                                       ------------------------------------      -----------------------------------

Assets
   Interest-earning assets:
       Loans                                             $11,234.9      $595,654    7.09 %         $11,747.2     $736,372    8.38 %
       Securities                                          3,428.5       135,444    5.27             3,157.5      146,844    6.20
       Short-term investments                                263.3         4,809    2.44               264.9        8,251    4.16
       Mortgage loans held for sale                          353.3        16,760    6.32               258.8       13,063    6.73
                                                       ------------   -----------                 -----------  -----------
           Total interest-earning assets                  15,280.0      $752,667    6.58 %          15,428.4     $904,530    7.83 %
                                                                      -----------                              -----------
   Reserve for loan losses                                  (207.5)                                   (180.2)
   Noninterest-earning assets                              1,346.4                                   1,279.3
                                                       ------------                               -----------
           Total assets                                  $16,418.9                                 $16,527.5
                                                       ============                               ===========

Liabilities and shareholders' equity
Interest-bearing liabilities:
       NOW/Money market/Savings accounts                  $5,487.8       $49,727    1.21 %          $5,080.8     $112,364    2.96 %
       Other consumer time deposits                        2,551.6        74,203    3.89             2,828.3      113,540    5.37
       Public fund certificates of deposit
          of $100,000 or more                                898.8        16,340    2.43               841.6       32,158    5.11
       Certificates of deposit of $100,000 or more           873.1        24,811    3.80             1,088.9       47,906    5.88
       Foreign time deposits                                 555.5         6,471    1.56               582.9       17,912    4.11
                                                       ------------   -----------                 -----------  -----------
           Total interest-bearing deposits                10,366.8       171,552    2.21            10,422.5      323,880    4.15
       Short-term borrowings                                 648.4         7,211    1.49             1,033.0       35,538    4.60
       Federal Home Loan Bank advances                     1,042.1        39,838    5.11             1,137.6       45,544    5.35
                                                       ------------   -----------                 -----------  -----------
           Total interest-bearing liabilities             12,057.3      $218,601    2.42 %          12,593.1     $404,962    4.30 %
                                                       ------------   -----------                 -----------  -----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                        2,416.2                                   2,164.3
       Other liabilities                                     339.3                                     219.6
                                                       ------------                               -----------
           Total noninterest-bearing liabilities           2,755.5                                   2,383.9
                                                       ------------                               -----------
   Total shareholders' equity                              1,606.1                                   1,550.5
                                                       ------------                               -----------
           Total liabilities and shareholders' equity    $16,418.9                                 $16,527.5
                                                       ============                               ===========
Net interest income/margin                                              $534,066    4.67 %                       $499,568    4.32 %
                                                                      ===========                              ===========